As filed with the Securities and Exchange Commission on August 8, 2006 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-8
_______________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.
(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation  or organization)

N/A
(I.R.S. Employer Identification No.)

926 West Sprague Avenue, Suite 200 Spokane, Washington
(Address of principal executive offices)

99201
(Zip Code)

GOLD RESERVE KSOP PLAN
(Full title of the plan)

ROCKNE J. TIMM
926 West Sprague Avenue, Suite 200,
Spokane, Washington 99201  (509) 623-1500
(Name, address and telephone number,
including area code, of agent for service)

with a copy to:

JONATHAN B. NEWTON
Baker & McKenzie LLP
Pennzoil Place, South Tower
711 Louisiana, Suite 3400
Houston, Texas 77002  (713) 427-5000

CALCULATION OF REGISTRATION FEE
                                                   Proposed
Title of each                      Proposed        maximum
class of                           maximum         aggregate    Amount of
securities to     Amount to be     offering price  offering     registration
be registered(1)  registered       per share(2)    price(2)     fee
-----------------------------------------------------------------------------
Class A Common
Shares, no par
value             100,000 Shares     $4.93          $493,000     $52.75
Class A Common
Share Purchase
Rights            100,000 Rights      N/A           N/A          N/A(3)


(1) The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. (the "Company") being registered hereby relate to the Gold Reserve Inc. KSOP Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities
Act on the basis of the average of the high and low per share prices of the Class A Common Shares on August 7, 2006, as reported on the American Stock Exchange.

(3) In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights. Incorporation by Reference
The issuance of the additional 100,000 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby was approved pursuant to the terms of the Plan by the Board of Directors and shareholders of the Company on November 15, 2005 and June 30, 2006, respectively.

Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 of (1) Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended;
(b) Registration Statement
on Form S-8 (Registration No. 033-58700), as amended; (c)Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and
(d)Registration Statement on Form S-8 (Registration No. 033-35595); and
(2) the Company as filed with the Securities and Exchange Commission:
(a) Registration Statement on Form S-8 (Registration No. 333-127337);
(b) (Registration No. 333-119038), as amended; (c) Registration Statement on Form S-8 (Registration No. 333-110928), as amended; (d) Registration Statement on Form S-8 (Registration No. 333-96917), as amended; (e) Registration Statement on Form S-8 (Registration No. 333-65250), as amended; and (f) Registration Statement on Form S-8 (Registration No. 333-92587), as amended are incorporated herein by reference.

Item 8.    Exhibits
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The following are filed as exhibits to this Registration Statement:

Exhibit
Number                                        Description
------------------------------------------------------------------------
4.1  Gold Reserve KSOP Plan (incorporated by reference to Exhibit No.
     4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-110928) filed with the Securities and Exchange Commission on December 4, 2003)

4.2 Amendment Number One to Gold Reserve KSOP Plan (incorporated by reference to Exhibit No. 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-110928) filed with the Securities and Exchange Commission on December 4, 2003)

4.3 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4  Bylaws of the Company (incorporated by reference to Exhibit No.
     3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.5 Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Company's December 31, 2005 Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.6 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.7  Form of Change in Control Agreement (incorporated by reference to Exhibit 4.0 to the Company's Annual Report on Form 20-F (File No 000-30102) filed with the Securities and Exchange Commission on May 9,
     2003)

5.1  Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1 Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2 Consent of PricewaterhouseCoopers LLP*

23.3 Consent of Pincock Allen & Holt*

24.1 Power of Attorney (included on the signature page of the
     Registration Statement)*
________________
*  Filed herewith.


SIGNATURES
---------------------------------------------------------------------
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on August 8, 2006.

GOLD RESERVE INC.

By:  /s/    Rockne J. Timm
            ROCKNE J. TIMM
            Chief Executive Officer and Director


POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.


    Signature                    Title                                 Date
----------------------------------------------------------------------------
                             Chief Executive Officer
/s/ Rockne J. Timm           (Principal Executive Officer)
    ROCKNE J. TIMM           and Director                     August 8, 2006

                             Vice President Finance and
                             Chief Financial Officer
/s/ Robert A. McGuinness     (Principal Financial and
    ROBERT A. McGUINNESS     Accounting Officer)              August 8, 2006

/s/ A. Douglas Belanger
    A. DOUGLAS BELANGER      President and Director           August 8, 2006

/s/ James P. Geyer           Senior Vice President
    JAMES P. GEYER           and Director                     August 8, 2006

/s/ John N. Galbavy          Vice President
    JOHN N. GALBAVY          Chief Legal officer              August 8, 2006

/s/ James H. Coleman
    JAMES H. COLEMAN         Chairman of the Board            August 8, 2006

/s/ Patrick D. McChesney
    PATRICK D. McCHESNEY     Director                         August 8, 2006

/s/ Chris D. Mikkelsen
    CHRIS D. MIKKELSEN       Director                         August 8, 2006

/s/ Jean Charles Potvin
    JEAN CHARLES POTVIN      Director                         August 8, 2006





EXHIBIT LIST

Exhibit
Number                           Description
---------------------------------------------------------------------------

4.1  Gold Reserve KSOP Plan (incorporated by reference to Exhibit No.
     4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-110928) filed with the Securities and Exchange Commission on December 4, 2003)

4.2 Amendment Number One to Gold Reserve KSOP Plan (incorporated by reference to Exhibit No. 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-110928) filed with the Securities and Exchange Commission on December 4, 2003)

4.3 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4  Bylaws of the Company (incorporated by reference to Exhibit No.
     3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.5 Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Company's December 31, 2005 Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)

4.6 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.7  Form of Change in Control Agreement (incorporated by reference to Exhibit 4.0 to the Company's Annual Report on Form 20-F (File No 000-30102) filed with the Securities and Exchange Commission on May 9,
     2003)

5.1  Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1 Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2 Consent of PricewaterhouseCoopers LLP*

23.3 Consent of Pincock Allen & Holt*

24.1 Power of Attorney (included on the signature page of the
     Registration Statement)*
________________
*  Filed herewith.


EXHIBIT 5.1
-----------------------------------------------------------------------


AUSTRING, FENDRICK, FAIRMAN & PARKKARI
BARRISTERS & SOLICITORS

LORNE N. AUSTRING          DEBRA L. FENDRICK
H. SHAYNE FAIRMAN          KEITH D. PARKKARI          3081 Third Avenue
GREGORY A. FEKETE          PETER MORAWSKY             Whitehorse, Yukon
JESSICA E. SISK ROEHLE     ANNA J. PUGH                         Y1A 4Z7


                                                  PHONE: (867) 668-4405
                                                    FAX: (867) 668-3710
                                               E-MAIL:  gf@lawyukon.com
August 4, 2006

Gold Reserve Inc.
926 West Sprague Avenue, Suite 200
Spokane, Washington
99201 USA

Dear Sirs/Mesdames:

Re:   Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a)100,000 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, amended and restated as of January 29, 2006, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve KSOP Plan, as amended (the "Plan"), and (b)such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and non-assessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission there under.

Yours truly,

s/ Austring, Fendrick, Fairman & Parkkari




EXHIBIT 23.2
-----------------------------------------------------------------------



Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve KSOP Plan) of our report dated February 17, 2006 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.'s Annual Report on Form 20-F for the year ended December 31, 2005.


s/    PricewaterhouseCoopers LLP
      Vancouver, B.C., Canada
      August 8, 2006


EXHIBIT 23.3
-----------------------------------------------------------------------


Consent of Pincock Allen & Holt, Inc.


Pincock Allen & Holt, Inc. (PAH) hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve KSOP
Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 20-F for the year ended December 31, 2005. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


s/      Pincock, Allen & Holt.
        August 4, 2006